________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 20, 2004


                           ACCUIMAGE DIAGNOSTICS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              Nevada                         0-26555             33-0713615
   (STATE OR OTHER JURISDICTION         (COMMISSION FILE        (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)            NUMBER)         IDENTIFICATION NO.)

 501 Grandview Drive, Suite 100, South San Francisco, CA         94080-4920
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                 (ZIP CODE)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                  650-875-0192

                           400 Oyster Point Boulevard
                       South San Francisco, CA 94080-1917

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
________________________________________________________________________________

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
On February 20, 2004, the Board of Directors of AccuImage Diagnostics Corp. (the "Company") accepted the resignations of five of its currently sitting directors, increased the size of the Board to seven directors and appointed six new directors to fill Board vacancies. The Board members who submitted their resignations were Dr. C. Allen Wall, Julius Krevans, Chris Shepherd, Louis Kearn and John Klock, each of whom submitted their resignations to the Board as part of the Company's revised strategic business plan. Each of Dr. Wall and Messrs. Krevans, Shepherd, Kearn and Klock will continue to serve the Company as an advisor to the new Board for a salary of $1 per year pursuant to a consulting agreement with the Company. The newly appointed Board is comprised of the following individuals:

     JOEL L. BLANK, PH.D., has over thirty (30) years of experience in the advanced technology, medical equipment and medical service fields, including management of marketing, sales, service, research and development and manufacturing operations and medical service business general management. Dr. Blank is a founder and principal of Radiosurgical Centers Corporation, a company formed in 1992 to develop and operate radiosurgery centers, and is the managing partner for San Diego Gamma Knife Center, L.P. Dr. Blank was a founder and CEO of Corgentech Inc., a private company formed in 1999 to develop and market novel molecular and genetic-based therapies for treatment of cardiovascular and other disorders. Dr. Blank was the founding president and CEO of SYNARC Inc., a private company formed in 1998 to provide services to pharmaceutical companies on the use of advanced medical imaging techniques in the design and conduct of clinical trials. Until 1988, Dr. Blank was a vice president of Diasonics MRI Division, participating in the start up of Diasonics' MRI business, which grew from a research and development project in 1981 to a $125 million per year business. Prior to joining Diasonics in 1981, Dr. Blank served as a director of new product marketing and as director of production for Pfizer Medical Systems, and as a research leader at Western Electric's Engineering Research Center. Dr. Blank received his Ph.D. in plasma physics and his M.Eng. from Yale University and his BME from Cooper Union.


     AVIEL FALIKS, PH.D., is a managing director of A-Squared Management LLC, a financial management company. Prior to A-Squared Management, Dr. Faliks was a managing director of BC Equity Partners from 2001-2003. Dr. Faliks was a proprietary trader on the statistical arbitrage desk of Bear Stearns from 1999 to 2001. From 1995 to 1999 Dr. Faliks earned his Ph.D. in Chemical Physics from Princeton University. He also holds an undergraduate degree in mathematics from Harvard University.


     HIRSCH HANDMAKER, M.D., earned his Bachelor of Science degree at The University of Arizona and his M.D. at The University of Southern California College of Medicine. He was a founder, President and Chairman of the Boards of RadPharm, Inc., and Diagnostic Networks, Inc., was a member of the Board of Directors of The Cyclotron Corporation and Diatide, Inc., has been a consultant or advisor to various other public and private companies, and served as a Director of the Society of Nuclear Medicine Education and Research Foundation. He is the Founder and President of Healthcare Technology Group, a management and consulting firm specializing in providing technical and business advice to investors, private and public corporations, hospitals, medical practices, and individuals interested in the health care and medical technology business sectors. Dr. Handmaker served as Executive Director of the Arizona Institute of Nuclear Medicine and Medical Director of Papago Imaging, both in Phoenix, Arizona, from 1994 to 1997. He previously was Vice-Chairman of the Department of Nuclear Medicine, California Pacific Medical Center and Director of Nuclear

Medicine at Children's Hospital of San Francisco for 22 years prior to his return to Arizona. He is a diplomat of the American Boards of Radiology and Nuclear Medicine and a Fellow of the American College of Nuclear Physicians. He has authored and co-authored over fifty original publications and two textbooks concerned with nuclear medicine and diagnostic imaging. Dr. Handmaker currently serves as Chairman and Acting CEO of VirtuRad, serves on The Advisory Board of The Arizona Cancer Center and is Chairperson of the Steering Committee of the Women's Cancer Prevention arm of The Arizona Cancer Center.


     DAVID GOLDBRENNER, worked at a commodity futures trading firm before entering the field of technology consulting. In 1998, Mr. Goldbrenner started Idyllix Corporation to provide information management software to publishing companies, and designed a data indexing system for one of his clients. In 2001, Mr. Goldbrenner joined Oracle Corporation's Internet Files System group. In 2003, Mr. Goldbrenner began teaching mathematics in the San Francisco area. Mr. Goldbrenner has a degree in electrical engineering from Harvard University.


     SOURAV GOSWAMI, is co-founder and General Manager/VP of Operations for Signet Programming Services, a clinical informatics company providing software solutions to the government and pharmaceutical companies. Prior to Signet PSI, Mr. Goswami was a serial entrepreneur with eight (8) years of experience in management, finance and technology. Mr. Goswami was a VP of Finance for Systems on Silicon, a semiconductor startup that was sold to TranSwitch Corporation a public semiconductor company, where he helped manage venture capital operations. Mr. Goswami was instrumental in establishing and staffing the software research and development division of Mutual of New York from 1998 to 1999. He also co-founded Lydstrom, Inc., a media startup company, in 1998 and consulted for NX Technologies, a relational database company, from 1999 to 2000. Mr. Goswami has consulted extensively in the areas of business strategy, IT Strategy and finance for such clients as MONY and Medicare Services, the largest private health insurance administration company in India. In addition, Mr. Goswami was an associate at Reckson Strategic Venture Partners from 1999 to 2003 and an analyst at Goldman, Sachs and Co., from 1996 to 1998. Mr. Goswami serves on the board for Signet Programming Services and the Board of Advisors for Accordion Networks. Mr. Goswami received his Bachelor's degree from Harvard University and his MBA from Columbia University.


     CHUNG LEW, has over twenty years experience in asset management. Mr. Lew has held management positions with Prudential Securities from 1982 to 1986, Kleinwort Benson N.A. from 1986 to 1992, Salomon Brothers Inc. from 1992 to 1994, Millennium Capital Management from 1994 to 1995 and U.S. Trust Company of New York from 1995 to 2003, with a focus on domestic and international investments. Mr. Lew has been a hedge fund manager with A-Squared Capital Management since 2003, where he oversees trading and research operations for LBF

Fund, LP. Mr. Lew received a Bachelor's degree in Chemistry from The Johns Hopkins University.


     RON SCHILLING, PH.D., has 37 years of experience launching, managing and leading the growth of high technology companies. Dr. Schilling has held various executive management positions at Toshiba (from 1988 to 1997), RCA (from 1984 to
1988) and Diasonics (from 1979 to 1984). Dr. Schilling was a participant in the development of CMOS semiconductor memory, and led the world's first commercial introduction of Magnetic resonance imaging. Dr. Schilling is a member of the Board of Advisors of the Society for Computer Applications in Radiology, the Radiology Outreach Foundation and DIAGNOSTIC IMAGING and APPLIED RADIOLOGY magazines. He is a past member of FutuRad of the Radiologic Society of North America, an organization established to determine the future of radiology. Dr. Schilling is a member of the Management Committee of the Stanford Alumni Consulting Team and of the Advisory Board of the Dean of Engineering at UC Davis. In addition, Dr. Schilling is a director of the Alzheimer's Association of the Greater Bay Area. Dr. Schilling holds degrees in electrical engineering and management from the City College of New York, Princeton, Polytechnic Institute of NY and Stanford University.

Dr. Faliks became a director of the Company in October 2003 after he made an investment in the Company pursuant to a Common Stock Purchase Agreement dated October 24, 2003 between Dr. Faliks and the Company. In accordance with the Common Stock Purchase Agreement, Dr. Faliks purchased 25,050,000 shares of the Company's common stock for an aggregate purchase price of $1,002,000 or $.04 per share. Dr. Faliks funded the investment through use of personal funds. As a result of his investment, Dr. Faliks beneficially owns 52.2% of the Company's outstanding stock. On October 23, 2003, Dr. Faliks loaned $500,000 to the Company and the Company issued Dr. Faliks a Promissory Note, in the amount of $500,000. The Promissory Note bears interest at 5% per annum and matures in October 2004. On November 6, 2003, Dr. Faliks loaned the Company an additional $500,000 to the Company and the Company issued Dr. Faliks a second Promissory
Note in the amount of $500,000. The second Promissory Note, also bears interest at 5% per annum and matures in November 2004. Dr. Faliks is President and Chief Executive Officer of the Company. In February 2004, as a result of the opportunities he saw for the Company, Dr. Faliks decided to participate more actively in the Company's strategic planning and to defining its goals. As a result of his input, the Company developed new goals and strategies. Dr. Faliks remains on the Board to help the Company realize its strategic goals.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
      (c) Exhibits.

     99.1 Form of Resignation and Consulting Agreement, dated February 20,2004, entered into by AccuImage Diagnostics Corp. and each of C. Allen Wall, Julius Krevans, Chris Shepherd, Louis Kearn and John Klock.

     99.2 Common Stock Purchase Agreement between AccuImage Diagnostics Corp. and Aviel Faliks, dated October 24, 2003, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.

     99.3 AccuImage Diagnostic Corp. Promissory Note dated October 23, 2003 issued to Aviel Faliks, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.

     99.4 AccuImage Diagnostic Corp. Promissory Note dated November 6, 2003 issued to Aviel Faliks, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.


________________________________________________________________________________
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Date: May 20, 2004                          AccuImage Diagnostics Corp.


                                            By:  /s/ Aviel Faliks
                                                 _____________________________
                                                 Name: Aviel Faliks
                                                 Title:  Chairman of the Board
________________________________________________________________________________




                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

99.1 Form of Resignation and Consulting Agreement, dated February 20, 2004, entered into by AccuImage Diagnostics Corp. and each of C. Allen Wall, Julius Krevans, Chris Shepherd, Louis Kearn and John Klock

99.2 Common Stock Purchase Agreement between AccuImage Diagnostics Corp. and Aviel Faliks, dated October 24, 2003, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.

99.3 AccuImage Diagnostic Corp. Promissory Note dated October 23, 2003 issued to Aviel Faliks, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.

99.4 AccuImage Diagnostic Corp. Promissory Note dated November 6, 2003 issued to Aviel Faliks, incorporated by reference to the Company's Form 10-QSB filed March 16, 2004.